                                    AGREEMENT

                                     BETWEEN

                       PENSION BENEFIT GUARANTY CORPORATION

                                       AND

                                 KERR GROUP, INC.

                                   DATED AS OF

                                 AUGUST 24, 1997

                                  TABLE OF CONTENTS

ARTICLE I......................................................................2
    DEFINITIONS .............................................................. 2
         1.1    GENERAL........................................................2

ARTICLE II.....................................................................4
    ENHANCED CONTRIBUTIONS ..................................................  4
         2.1    GENERAL........................................................4
         2.2    CONTRIBUTIONS FOR PLAN YEAR 2003 AND THEREAFTER................5
         2.3    MEETING THE STATUTORY FUNDING REQUIREMENTS.....................5

ARTICLE III....................................................................6
    PERMITTED FUTURE FINANCINGS AND FUTURE FINANCING PAYMENTS ................ 6
         3.1    SECURED DEBT...................................................6
         3.2    UNSECURED DEBT.................................................6
         3.3    EFFECT ON ENHANCED CONTRIBUTIONS AND STATUTORY FUNDING
                REQUIREMENTS...................................................6

ARTICLE IV.....................................................................6
    PBGC LIEN ................................................................ 6
         4.1    AGREED TERMINATION LIABILITY...................................6
         4.2    PBGC SECURITY AGREEMENT AND INTERCREDITOR AGREEMENT............7
         4.3    FINANCING STATEMENTS...........................................7

ARTICLE V......................................................................7
    TAX DEDUCTIBILITY ........................................................ 7
         5.1    GENERAL........................................................7
         5.2    DETERMINING DEDUCTIBILITY......................................7
         5.3    CARRYOVER......................................................8
         5.4    NOTICE TO PBGC.................................................8

ARTICLE VI.....................................................................8
    PLAN LIEN .................................................................8
         6.1    GENERAL........................................................8
         6.2    FINANCING STATEMENTS...........................................8
         6.3    PLAN LIEN IS SUBORDINATE TO SECURED DEBT...................... 8

ARTICLE VII....................................................................9
    PBGC FORBEARANCE ......................................................... 9
         7.1    DISMISSAL OF TERMINATION ACTION................................9
         7.2    PBGC'S FORBEARANCE.............................................9

ARTICLE VIII...................................................................9
    TERMINATION................................................................9
         8.1    TERMINATION OF AGREEMENT.......................................9
         8.2    EFFECT OF TERMINATION.........................................10
         8.3    EARLIER RELEASE OF PBGC LIEN..................................10
         8.4    EFFECT ON PLAN LIEN...........................................10
         8.5    NOTICE TO PBGC................................................11
         8.6    EFFECT OF PLAN LIEN...........................................11

ARTICLE IX....................................................................11
    NOTICES TO PBGC...........................................................11
         9.1    GENERAL.......................................................11
         9.2    NOTICE OF MERGER OR CONSOLIDATION.............................12

ARTICLE X.....................................................................13
    THE CLOSING AND EVENTS OF DEFAULT.........................................13
         10.1   GENERAL.......................................................13
         10.2   EVENTS OF DEFAULT BY KERR.....................................13

ARTICLE XI....................................................................13
    GENERAL PROVISIONS........................................................13
         11.1   LIMITATION OF RIGHTS..........................................13
         11.2   SEVERABILITY..................................................14
         11.3   NOTICES.......................................................14
         11.4   WEEKENDS AND HOLIDAYS.........................................14
         11.5   COUNTERPARTS..................................................15
         11.6   ENTIRE AGREEMENT..............................................15
         11.7   NO ADMISSION OF LIABILITY.....................................15
         11.8   REPRESENTATIONS AND WARRANTIES................................15
         11.9   NO RELIANCE...................................................15
         11.10  AMENDMENTS AND WAIVERS........................................16
         11.11  HEADINGS......................................................16
         11.12  GOVERNING LAW.................................................16
         11.13  BINDING EFFECT................................................16
         11.14  CONSTRUCTION..................................................16
         11.15  ASSIGNMENT....................................................16
         11.16  NO CHANGE TO GOVERNING PLAN DOCUMENTS OR PLAN
                ADMINISTRATION................................................16
         11.17  RESERVATION OF RIGHTS.........................................16
         11.18  SUBORDINATION AND STANDBY AGREEMENT...........................17

                               AGREEMENT

    THIS AGREEMENT is entered into on August 24, 1997, between the PENSION BENEFIT GUARANTY CORPORATION ("PBGC"), for its own benefit and for the benefit of the Kerr Group, Inc. Retirement Income
Plan ("Plan"), and KERR GROUP, INC. ("Kerr").

                                RECITALS

    WHEREAS, Kerr is the contributing sponsor of the Plan; and

    WHEREAS, Fremont Acquisition Company, LLC ("Fremont"), proposes to consummate the Proposed Acquisition (as hereinafter defined) no later than August 25, 1997; and

    WHEREAS, simultaneously with or immediately following the consummation of the Proposed Acquisition (as hereinafter defined), Kerr will enter into the Loan and Security Agreement and incur the Senior Debt (as both such terms are hereinafter defined) and will use approximately $45 million of the borrowed funds to repay certain outstanding unsecured indebtedness of Kerr (the "Refinancing"); and

    WHEREAS, PBGC filed a civil action (the "Termination Action") in the United States District Court for the Eastern District of Pennsylvania, asserting that PBGC's possible long run loss with respect to the Plan could reasonably be expected to increase unreasonably as a result of the Proposed Acquisition and Refinancing, and seeking to terminate the Plan pursuant to 29 U.S.C. Section 1342 effective before the Proposed Acquisition is consummated; and

    WHEREAS, in consideration of Kerr's agreement to undertake the obligations set forth below in this Agreement, PBGC has agreed to dismiss the Termination Action and to forbear from taking further action to terminate the Plan as a result of the Proposed Acquisition and Refinancing;

    NOW THEREFORE, for good and valuable consideration, and intending to be bound hereby, PBGC and Kerr agree as follows:

                               ARTICLE I
                              DEFINITIONS

    1.1 GENERAL. As used in this Agreement, the following terms have the following meanings:

    "Additional Contributions" means the contributions required under section 2.2(b) of this Agreement.

    "Agent means the "Agent" as defined in the Loan and Security
Agreement.

    "Agreement" means this Agreement and all exhibits, addenda and other attachments hereto, and any renewal, extension, amendment, modification, restatement or supplement hereof.

    "CAPEX Loan Facility" means the loan facility to be used for the purchase of property, plant and equipment provided for under
Article 5 of the Loan and Security Agreement (as hereinafter defined).

    "Closing" means the date and time of the closing of the Refinancing.

    "Code" means the Internal Revenue Code of 1986, as amended, 26 U.S.C. Section 1, et seq., and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to refer also to any successor or substantially related sections of similar import.

    "Controlled Group" has the meaning set forth in section
4001(a)(14) of ERISA.

    "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, 29 U.S.C. Section 1001, et seq., and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.
References to sections of ERISA shall be construed to refer also to any successor or substantially related sections of similar import.

    "Debt" and "Indebtedness" mean obligations to third parties for borrowed money.

    "Enhanced Contributions" means the contributions required under section 2.1 of this Agreement.

    "Funding Standard Account" means the funding standard account maintained for the Plan pursuant to section 412 of the Code and section 302 of ERISA.

    "Future Financing" means, after the Closing, additional
Indebtedness, beyond the Senior Debt (as hereinafter defined), that is secured by a lien senior to or pari passu with the PBGC
Lien (as hereinafter defined).

    "Future Financing Payments" means the contributions to the Plan required under section 3.1 of this Agreement.

    "Intercreditor Agreement" means the Subordination and Standby
Agreement substantially in the form of Exhibit B to this Agreement among PBGC, Lender, and Kerr, as the same may be renewed, extended, modified, amended or restated from time to time.

    "Lender" means each Lender as defined in the Loan and Security Agreement.

    "Loan and Security Agreement" means the Loan and Security Agreement, Dated as of the date of the Closing, among Kerr, Lender (in its capacity as Agent and Lender thereunder) and other lenders, if any, from time to time a party thereto, and all exhibits, schedules, addenda and other attachments thereto, and any renewal, extension, amendment, modification, restatement or supplement thereof.

    "Minimum Contributions" means the contributions required under section 2.2(a) of this Agreement.

    "PBGC Funding Ratio" as of any date means the market value of Plan's assets on that date divided by the value of Plan benefit liabilities on that date determined under sections 4001(a)(16) and
(a)(18) of ERISA.

    "PBGC Lien" means the security interests, liens, mortgages, rights and interests in property of Kerr granted by Kerr to PBGC as provided in article IV of this Agreement.

    "PBGC Notice Amount" means the amount, not to exceed $25,000.00, expended by PBGC for advertisements to publicize PBGC's Notice of Determination respecting the Plan dated August 1, 1997, which amount Kerr has agreed to pay to PBGC as soon as practicable after this Agreement is executed but in no event later than the Closing.

    "Permitted Future Financings" means any Future Financing where Future Financing Payments are made as set forth in section
3.1 of this Agreement.

    "Plan" has the meaning set forth in the recitals portion of this Agreement.

    "Plan Lien" means the security interests, liens, mortgages, rights and interests in property of Kerr granted by Kerr to PBGC for the benefit of the Plan as provided in article VI of this Agreement.

    "Plan Year" means a calendar year of twelve months beginning on January 1 and ending on December 31. Kerr shall not change the Plan Year of the Plan without PBGC's prior written consent.

    "Proposed Acquisition" means the offer to purchase for cash all outstanding shares of common stock and all outstanding shares of $1.70 of Class B Cumulative Convertible Preferred Stock, Series D, of Kerr by Kerr Acquisition Corporation, pursuant to an agreement and plan of merger dated as of July 1, 1997 among Fremont, Kerr Acquisition Corporation and Kerr.

    "Refinancing" has the meaning set forth in the recitals portion of this Agreement.

    "Required Credit Balance" means, as of the end of any Plan Year ending after December 31, 2002, the Funding Standard Account credit balance as of December 31, 2002, plus the Funding Standard Account credit balance attributable to the Additional Contributions, plus the excess of Minimum Contributions over Statutory Funding Requirements, plus Future Financing Payments on or after January 1, 2003, all adjusted for interest to the end of the Plan Year.

    "Senior Debt" means (i) the Indebtedness incurred by Kerr under the Loan and Security Agreement, on a fully secured basis, of up to $52 million in the form of term loans in the aggregate total amount of no more than $32 million and a revolving credit facility in the aggregate total amount of no more than $20 million, including any refinancings thereof, and of no more than $10 million (and no more than $17.5 million after June 30, 1999) under the CAPEX Loan Facility, (ii) all accrued interest, fees, costs, expenses and other obligations payable by Kerr under the Loan and Security Agreement, (iii) any Permitted Future Financings (excluding any such Permitted Future Financings which by their express terms are secured by a lien which is not senior to, but is pari passu with, the PBGC Lien) and (iv) in each case all renewals, extensions, modifications, rearrangements or refinancings thereof.

    "Senior Lien" means all of the continuing security interests, liens, mortgages, rights and interests in and to all property now or hereafter owned by Kerr granted by Kerr to the Agent under the Loan and Security Agreement, pursuant to the Senior Security Documents, or to a similar agent under such future loan and security agreements that reflect Permitted Future Financings under section 3.1.

    "Senior Security Documents" means the Loan and Security Agreement and all other Security Documents (as that term is defined in the Loan and Security Agreement), as the same may be renewed, extended, modified, amended, supplemented or restated from time to time.

    "Statutory Funding Requirements" means the minimum funding requirements for the Plan under section 302 of ERISA and section
412 of the Code.

                               ARTICLE II
                         ENHANCED CONTRIBUTIONS

    2.1 GENERAL. Notwithstanding any credit balance in the Plan's Funding Standard Account, Kerr shall contribute the following amounts in cash to the Plan ("Enhanced Contributions") no later than the due dates specified below:




DUE DATE                    AMOUNT                  DUE DATE                  AMOUNT
- ------------------       ---------------         ---------------           -------------
Closing                  $3.5 million             April 15, 2000          $1.50 million
October 15, 1997        $1.75 million              July 15, 2000          $1.50 million
January 15, 1998        $1.75 million           October 15, 2000          $1.50 million
April 15, 1998          $1.75 million           January 15, 2001          $1.50 million
July 15, 1998           $1.75 million             April 15, 2001          $1.50 million
October 15, 1998        $1.75 million              July 15, 2001          $1.50 million
January 15, 1999        $1.75 million           October 15, 2001          $1.50 million
April 15, 1999          $1.75 million           January 15, 2002          $1.50 million
July 15, 1999           $1.75 million             April 15, 2002          $1.50 million
October 15, 1999        $1.75 million              July 15, 2002          $1.50 million
January 15, 2000        $1.75 million           October 15, 2002          $1.50 million
                                                January 15, 2003          $1.50 million



    2.2  CONTRIBUTIONS FOR PLAN YEAR 2003 AND THEREAFTER.  For
Plan Years beginning January 1, 2003, and thereafter, Kerr shall make Minimum Contributions and Additional Contributions in cash to the Plan as provided below.

         (a) MINIMUM CONTRIBUTIONS. For Plan Years beginning January 1, 2003, and thereafter, Kerr will pay Minimum Contributions determined as follows. The Minimum Contribution for a Plan Year is the minimum amount of cash required under the Statutory Funding Requirements to be contributed for the Plan Year in equal quarterly installments on April 15, July 15, and October 15 of the Plan Year and on January 15 of the following year, except that (i) the Required Credit Balance shall not be used in calculating the Minimum Contributions, and (ii) the Required Credit Balance shall not be included in the assets used in calculating the unfunded current liability under section 302(d)(8)(A) of ERISA and section 412(l)(8)(A) of the Code.

         (b) ADDITIONAL CONTRIBUTIONS. For each of the Plan Years beginning January 1, 2003, and thereafter, Kerr will pay an Additional Contribution of $1 million per year into the Plan, in addition to the Minimum Contributions, in equal quarterly installments on April 15, July 15, and October 15 of the Plan Year and on January 15 of the following year.

    2.3 MEETING THE STATUTORY FUNDING REQUIREMENTS. Amounts paid as Enhanced Contributions, Minimum Contributions, and Additional Contributions will be on account of and applied to the amounts required to be contributed for a Plan Year under the Statutory Funding Requirements. If the amount required to be contributed for a Plan Year under the Statutory Funding Requirements, before any offset for the Plan's credit balance, exceeds the amount of Enhanced Contributions required for that Plan Year, Kerr shall pay in cash to the Plan the greater amounts. Nothing in this section 2.3 is intended to preclude the use of the prior Year's credit balance in making determinations concerning the deficit reduction contribution for Plan Years beginning before January 1, 2003. The Enhanced Contributions attributable to a Plan Year for purposes of section 412 of the Code are the payments specified in section 2.1 of this Agreement that are due April 15, July 15, and October 15 of that year and January 15 of the following year. For this purpose, the $3.5 million Enhanced Contribution payable at Closing shall be assigned to Kerr's 1997 Plan Year.

                              ARTICLE III
                      PERMITTED FUTURE FINANCINGS
                     AND FUTURE FINANCING PAYMENTS

    3.1 SECURED DEBT. If, after the Closing, Kerr incurs Future Financing, Kerr shall immediately contribute one dollar ($1.00) of every three dollars ($3.00) of the funds received from such borrowing to the Plan (the "Future Financing Payments") until the Plan's PBGC Funding Ratio is at least 0.90. Notwithstanding the preceding sentence, Kerr may not incur Future Financing if a Plan Lien exists at the time of the proposed Future Financing. Except as otherwise expressly permitted in this Agreement and the Senior Security Documents, Kerr shall not grant to any person any security interest, lien, mortgage, right or interest in its property now or hereafter owned, except that security interests, liens, rights or interests that Kerr provides in connection with purchase money Indebtedness permitted under credit facilities with the Lender shall not exceed the aggregate amount of $1 million.

    3.2 UNSECURED DEBT. If, after the Closing, Kerr desires to incur additional unsecured Indebtedness (which, as unsecured Indebtedness, is subordinate to the PBGC Lien), Kerr may do so without limitation. Such unsecured Indebtedness will not be subject to the Future Financing Payment obligations described in section 3.1, provided that the PBGC Lien is still in place. If PBGC has released the PBGC Lien pursuant to section 8.3 of this Agreement, then, for purposes of this Agreement only, any unsecured Indebtedness incurred after the PBGC Lien is released shall be treated as if it were Future Financing for purposes of subjecting such additional Indebtedness to the requirements of section 3.1. Notwithstanding the preceding sentence, Kerr may, at its option, elect to provide PBGC with all documents and information necessary to perfect the PBGC Lien, in which case the unsecured borrowings will not be subject to Future Financing Payments in accordance with the first two sentences of this section 3.2.

    3.3 EFFECT ON ENHANCED CONTRIBUTIONS AND STATUTORY FUNDING REQUIREMENTS. Amounts contributed to the Plan to satisfy any obligations to make Future Financing Payments are in addition to Enhanced Contributions, Minimum Contributions, Additional Contributions and any amounts required to be contributed pursuant to the Statutory Funding Requirements, and may not be applied to satisfy Kerr's obligations to make Enhanced Contributions, Minimum Contributions, Additional Contributions, or Statutory Funding Requirements.

    3.4  REPAYMENT OF CERTAIN AMOUNTS INCLUDED IN SENIOR DEBT.

    (a) Kerr will not borrow under the CAPEX Loan Facility an aggregate total amount that is more than the lesser of (i)
$10 million (or $17.5 million after June 30, 1999) or (ii) 80% of the Cost Value of Eligible Purchased Equipments (as defined in the Loan and Security Agreement). The principal amount of each such borrowing shall be repaid in 84 equal, consecutive monthly amounts, with each such amount equal to one eighty-fourth (1/84th) of the original principal amount of each such advance; PROVIDED, however, that Kerr shall have the right to make prepayments on such borrowings as provided in the Loan and Security Agreement with such prepayments being applied to the principal installments in inverse order of maturity. Once borrowings are repaid, they may not be borrowed again.

    (b) Kerr will not borrow in the form of term loans pursuant to the Loan and Security Agreement an aggregate total amount that is more than $32 million. The principal amounts of term loan borrowings shall be repaid in consecutive monthly amounts of $333,333.33 from September 1, 1997 through and including August 1, 1998, $416,666.66 from September 1, 1998 through and including August 1, 1999, $500,000.00 from September 1, 1999 through and including August 1, 2001, $916,666.66 from September 1, 2001 through and including August 1, 2002, and the remaining balance on the termination date of the loans; PROVIDED, however, that Kerr shall have the right to make prepayments on such borrowings as provided in the Loan and Security Agreement with such prepayments being applied to the principal installments in inverse order of maturity. Once borrowings are repaid, they may not be borrowed again.

                               ARTICLE IV
                               PBGC LIEN

    4.1 AGREED TERMINATION LIABILITY. Upon termination of the Plan after the Closing (other than in a standard termination pursuant to section 4041(b) of ERISA), Kerr will pay PBGC a sum of money ("Agreed Termination Liability") equal to the total amount of the Plan's unfunded benefit liabilities, as calculated in accordance with section 4001(a)(18) of ERISA, associated with the Plan as of the Plan termination date as set in accordance with section 4048 of ERISA. Kerr's obligation to pay Agreed Termination Liability in an amount up to $40,700,000.00 shall be secured with security interests, liens, mortgages, rights and interests in property of Kerr (the "PBGC Lien") as described in sections 4.2 and 4.3 below. The PBGC Lien, and the rights and interests of PBGC thereunder, shall be subordinate to the Senior Lien and subject to the terms of the Intercreditor Agreement and such other intercreditor agreements that PBGC enters into pursuant to section 4.2.

    4.2  PBGC SECURITY AGREEMENT AND INTERCREDITOR AGREEMENT.
Upon execution of this Agreement, Kerr shall execute and deliver to PBGC security agreements, substantially in the form of Exhibit A-1 to this Agreement, and mortgages, substantially in the form of Exhibit A-2 to this Agreement, sufficient to create the PBGC Lien. Upon execution of this Agreement, PBGC shall execute and deliver to Fremont and the Agent under the Loan and Security Agreement the Intercreditor Agreement. If and when Kerr obtains Permitted Future Financings, PBGC shall, at Kerr's cost, execute and deliver to Kerr additional intercreditor agreement(s) respecting such Permitted Future Financings substantially in the form of the Intercreditor Agreement or in such other form as PBGC and Kerr may agree to at that time.

    4.3 FINANCING STATEMENTS. As soon as practicable after execution of this Agreement, but in no event later than September 30, 1997, PBGC shall prepare such documents (including without limitation, Uniform Commercial Code financing statements) as are necessary to establish and perfect the PBGC Lien. Kerr shall provide such information as PBGC reasonably requests in order to prepare such filings. Filings prepared by PBGC shall be executed by Kerr and delivered to PBGC within five (5) business days of receipt, after which time PBGC may file, register and record such documents, as appropriate, with state and local recordation offices to perfect the PBGC Lien.

                               ARTICLE V
                           TAX DEDUCTIBILITY

    5.1 GENERAL. Notwithstanding any other provision of this Agreement, Kerr shall not be required to make that portion of any Enhanced Contribution, Minimum Contribution, Additional
Contribution, or Future Financing Payment that would not be deductible under section 404 of the Code.

    5.2  DETERMINING DEDUCTIBILITY.  For purposes of this
Agreement, deductibility under section 404 of the Code shall be determined subject to the following requirements:

    (a)  Enhanced Contributions, Minimum Contributions and
    Additional Contributions made on April 15, July 15 and
    October 15 are made for the current Plan Year, and payments made on January 15 are made for the previous Plan Year.
    Future Financing Payments shall be allocated to the Plan Year when paid; and

    (b) "Current liability" shall be computed using the lowest interest rate in the "permissible range" prescribed under section 412(b)(5)(B)(ii) of the Code.

    5.3 CARRYOVER. If any portion of an Enhanced Contribution, Minimum Contribution, Additional Contribution, or Future Financing Payment is not deductible under sections 5.1 and 5.2 of this Agreement, then that portion shall be carried over and paid in the next taxable year of Kerr in which it is deductible under such
sections.   Any such carryover payment will be in addition to any
other Enhanced Contributions, Minimum Contributions, Additional Contributions, and Future Financing Payments required for such next year.

    5.4 NOTICE TO PBGC. If Kerr determines that any portion of an Enhanced Contribution, Minimum Contribution, Additional Contribution or Future Financing Payment is not required to be paid as a result of the provisions in this Article V, Kerr shall as soon as practicable provide PBGC with the computations supporting that determination, together with such additional information, if any, that PBGC reasonably requests in order to review those computations.

                               ARTICLE VI
                               PLAN LIEN

    6.1 GENERAL. If any Enhanced Contribution, Minimum Contribution, Additional Contribution, or Future Financing Payment is not paid when due and such delinquency is not cured within ten (10) days following the due date, then there shall be a lien and security interest in favor of the PBGC, for the benefit of the Plan ("Plan Lien"), on all of Kerr's property and rights to property, for the aggregate unpaid balance of Enhanced Contributions, Minimum Contributions, Additional Contributions, and Future Financing Payments (including interest). The Plan Lien shall arise on the due date for the required Enhanced Contribution, Minimum Contribution, Additional Contribution, or Future Financing Payment and shall continue in effect until all such delinquencies are cured (or, in the case of an event covered by section 8.4, until the amount of the Plan Lien provided for under that section is paid in full).

    6.2 FINANCING STATEMENTS. As soon as practicable after execution of this Agreement, PBGC shall prepare, and Kerr shall execute and deliver, such documents (including, without limitation, Uniform Commercial Code financing statements) as are necessary to establish and perfect the Plan Lien described in this
Article VI. Kerr shall provide such information as PBGC reasonably requests in order to prepare such documents. Such documents shall be held in escrow by PBGC or, if Kerr so elects at Kerr's expense, by an escrow agent mutually and reasonably acceptable to Kerr and PBGC, until such time as the Plan Lien shall arise, at which time the PBGC may file, register and record such documents, as appropriate, with state and local recordation offices to perfect such Plan Lien. In the event that this Agreement shall terminate prior to the time a Plan Lien arises, PBGC shall surrender such documents to Kerr as soon as practicable after the date of termination.

    6.3 PLAN LIEN IS SUBORDINATE TO SECURED DEBT. Any Plan Lien arising under this Article VI, and the rights and interests of the PBGC thereunder, shall be subordinate to the Senior Lien and subject to the terms of the Intercreditor Agreement.


                              ARTICLE VII
                            PBGC FORBEARANCE

    7.1 DISMISSAL OF TERMINATION ACTION. As soon as practicable after execution of this Agreement and Kerr's payment to the PBGC in cash of the PBGC Notice Amount, PBGC shall (a) cause the Termination Action to be dismissed without prejudice, (b) withdraw its Notice of Determination regarding termination of the Plan, and
(c) if Kerr elects and at Kerr's expense, assist in Kerr's efforts to publicize PBGC's withdrawal of the Notice of Determination.

    7.2 PBGC'S FORBEARANCE. From and after the Closing, PBGC shall forbear from instituting proceedings to terminate the Plan under section 4042(a)(4) of ERISA as a result of the Proposed Acquisition, the Loan and Security
Agreement, the Senior Debt, the Refinancing or any Permitted
Future Financings.


                              ARTICLE VIII
                              TERMINATION

    8.1  TERMINATION OF AGREEMENT.  Except as provided in section
8.6, this Agreement will terminate upon the earliest to occur of
(a), (b), (c) and (d) below.

    (a)  Termination of the Plan in a standard termination under section 4041(b) of ERISA.

    (b) The date after August 31, 2002, on which Kerr obtains both of the credit ratings (which may be private ratings in the event a public rating is not available) specified below, or better, on either actual unsecured debt or hypothetical unsecured debt in the amount of at least $50 million:

                   RATING AGENCY           RATING

                   Standard & Poor's       BBB-
                   Moody's                 Baa3

    (c) The date after August 31, 2002, on which Kerr demonstrates to PBGC that the Plan has no unfunded benefit liabilities as determined under section
         4001(a)(18) of ERISA as of the last day of the Plan Year for any two full consecutive calendar years after the date of this Agreement.

    (d) The date after August 31, 2002, on which Kerr is merged into, or becomes a member of a Controlled Group with, a person that satisfies the minimum credit rating test specified in section 8.1(b) on a pro forma basis after the merger or combination is completed.

    8.2 EFFECT OF TERMINATION. All obligations of Kerr and PBGC under this Agreement shall terminate immediately upon termination of this Agreement. Upon such termination, PBGC shall release and return to Kerr all financing statements and other documents furnished to PBGC pursuant to sections 4.3 and 6.2.

    8.3  EARLIER RELEASE OF PBGC LIEN.  Except as provided in
section 8.6, PBGC shall release the PBGC Lien, before August 31,
2002, under the circumstances and conditions specified in  (a),
(b), or (c) below.

    (a) If, before August 31, 2000, Kerr satisfies the minimum credit rating test specified in section 8.1(b) and maintains those minimum ratings, or better, continuously for two years, PBGC shall release the PBGC Lien at the end of such two-year period.

    (b) If, before August 31, 2001, Kerr is merged into, or becomes a member of a Controlled Group with, a person whose minimum credit ratings (which may be private ratings in the event a public rating is not available) on either actual unsecured debt or hypothetical unsecured debt in the amount of at least $50 million are BBB by S&P and Baa2 by Moody's on a pro forma basis after giving effect to the merger or combination, and such person maintains those minimum ratings, or better, continuously for one year, PBGC shall release the PBGC Lien at the end of such one-year period.

    (c) If Kerr is merged into, or becomes a member of a Controlled Group with, a person whose minimum credit ratings (which may be private ratings in the event a public rating is not available) on either actual unsecured debt or hypothetical unsecured debt in the amount of at least $50 million are A- by Standard & Poor's and A3 by Moody's on a pro forma basis after giving effect to the merger or combination, PBGC shall release the PBGC Lien on the date of such merger or combination.

    8.4 EFFECT ON PLAN LIEN. In the event the PBGC Lien is released pursuant to section 8.3 of this Agreement, and a Plan
Lien arises before August 31, 2002, pursuant to section 6.1 of this Agreement, then

    (a)  the amount of the Plan Lien shall equal

         (i)  the aggregate unpaid balance of  Enhanced
              Contributions, Minimum Contributions, Additional
              Contributions, and Future Financing Payments, plus

         (ii) an amount equal to one hundred fifteen percent (115%) of the Plan's benefit liabilities (as defined in sections 4001(a)(16) and (18)(A) of ERISA), calculated as of the end of the prior Plan Year, based on actuarial data as of the beginning of the prior Plan Year, minus

         (iii)an amount equal to the market value of the Plan's assets, determined as of the end of the prior Plan
              Year; and

    (b) the amount described in section 8.4(a) above shall immediately become due and payable to the Plan.

    8.5 NOTICE TO PBGC. (a) Kerr shall provide PBGC with written notice of any determination by Kerr that it has achieved one of the tests in section 8.1 for termination of the Agreement or in section 8.3 for earlier release of the PBGC Lien. Within thirty (30) days of receipt of such notice, PBGC will respond in writing to Kerr that it concurs with the determination, such concurrence not to be unreasonably withheld.

    (b) In the event a Plan Lien arises in the amount described in section 8.4(a) above, Kerr shall provide PBGC by January 31 of each Plan Year with calculations showing the amount of the Plan's benefit liabilities and with the value of the Plan's assets, all as required for section 8.4(a)(ii) and (iii) of this Agreement.

    8.6 EFFECT OF PLAN LIEN. If a Plan Lien arises before this Agreement terminates pursuant to section 8.1, then, notwithstanding anything to the contrary in sections 8.1, 8.2, 8.3, 8.4, and 8.5 of this Agreement, this Agreement shall not terminate, any PBGC Lien shall not be released, and the obligations of Kerr and PBGC shall not terminate hereunder unless and until any such then-existing Plan Lien is released.


                               ARTICLE IX
                            NOTICES TO PBGC

    9.1 GENERAL. From and after the Closing and until termination of this Agreement, and in addition to any reporting obligations that Kerr may have under ERISA, Kerr shall deliver or cause to be delivered to PBGC the following:

    (a) thirty (30) days' prior written notice of any refinancing of Kerr's outstanding Indebtedness;

    (b) ten (10) days' prior written notice of any borrowings under the Loan and Security Agreement (except the revolving credit facility), any refinancings thereof and any other Indebtedness of more than $1 million incurred after the Closing;

    (c) as soon as practicable upon their issuance, Kerr's quarterly financial statements and audited annual financial statements;

    (d) written notice of all payments made with respect to the outstanding amounts of the term loan portions of the debts to the Lender (and any other person that is a Lender under the Loan and Security Agreement) within thirty (30) days of such payment;

    (e) thirty (30) days' prior written notice of any actual change in any of the Plan's actuarial assumptions or methods for the purposes of the Statutory Funding Requirements, which change shall be subject to PBGC's consent, such consent not to be unreasonably withheld;

    (f) a written statement of the amount and date of any contributions made to the Plan, within ten (10) days of payment of that contribution;

    (g) a written statement of the amount and date of any failure to make a contribution when due, within two (2) days of such due date;

    (h)  (intentionally deleted);

    (i) for each Plan year, a copy of the Plan's annual report on Internal Revenue Service Form 5500, at the same time that report is filed with the Internal Revenue Service;

    (j) for each Plan year, a copy of the Plan's actuarial valuation report, within ten (10) days after that report is completed in final form by the Plan's actuary;

    (k)  to the Director of PBGC's Corporate Finance and
         Negotiations Department, a copy of any reportable event notices at the same time such notice is filed in accordance with 29 C.F.R. part 4043;

    (l) a copy of any Plan amendment within ten (10) days after adoption of that amendment; and

    (m) a copy of any notices required to be given by, or required to be provided to, the Lender, or by any other party to Kerr's Loan and Security Agreement, at the same time such notice is given or required to be given.

    9.2 NOTICE OF MERGER OR CONSOLIDATION. From and after the Closing, and until termination of this Agreement, Kerr shall notify PBGC thirty (30) days in advance of any merger or consolidation involving Kerr, or any sale or disposition of Kerr's assets that is outside the ordinary course of business if such sale or disposition (in any one transaction or series of related transactions) involves at least 5% of Kerr's annual revenues, operating profits, or assets.

                               ARTICLE X
                   THE CLOSING AND EVENTS OF DEFAULT

    10.1 GENERAL. Kerr's obligations under this Agreement shall become effective upon the Closing. If the Closing does not occur by September 10, 1997, this Agreement shall terminate automatically and the provisions of section 8.2 shall apply and PBGC shall refund the PBGC Notice Amount to Kerr.

    10.2 EVENTS OF DEFAULT BY KERR. The occurrence of any of the following events shall constitute a default by Kerr, PROVIDED, however, that PBGC's exercise of rights and remedies upon the occurrence of such a default shall be subject to the terms of the Intercreditor Agreement and to any other intercreditor agreements entered into by PBGC pursuant to section 4.2:

    (a) Kerr breaches or is in default of any of its covenants or obligations under this Agreement, including without limitation, Kerr's obligation to make Enhanced
         Contributions, Minimum Contributions, Additional
         Contributions, and Future Financing Payments;

    (b) Kerr breaches or is in default of any of its covenants or obligations under its Loan and Security Agreement;

    (c) Kerr files or has filed against it a petition under Title 11 of the United States Code or under any similar
         Federal law or law of a State or political subdivision of a State; and

    (d) Kerr breaches or is in default of any of the representations and warranties listed in section 11.8 of this Agreement.

                               ARTICLE XI
                           GENERAL PROVISIONS

    11.1 LIMITATION OF RIGHTS. This Agreement is intended to be and is for the sole and exclusive benefit of PBGC (acting for its own benefit and for the benefit of the Plan) and Kerr and the persons (if any) within Kerr's Controlled Group. Nothing expressed or mentioned in or to be implied from the Agreement gives any person other than PBGC, Kerr and the persons (if any) within Kerr's Controlled Group any legal or equitable right, remedy or claim against Fremont, PBGC, Kerr or the persons (if any) in Kerr's Controlled Group under or in respect of this Agreement.

    11.2 SEVERABILITY. If any provision of this Agreement shall be invalid, inoperative or unenforceable as applied in any particular case, this shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance. If any provision of this Agreement shall be invalid, inoperative or unenforceable in all cases, this shall not have the effect of rendering any other provision of the Agreement invalid, inoperative, or unenforceable. The invalidity of any portion of this Agreement shall not affect the remaining portions of the Agreement.

    11.3 NOTICES. All notices, demands, instructions and other communications required or permitted under the Agreement to any party to the Agreement shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested; telefacsimile (which shall be immediately followed by the original of such communication); or pre-paid overnight delivery service with confirmed receipt; and shall be deemed to be given for purposes of this Agreement on the date the writing is received by the intended recipient, or in the case of telefacsimile, on the date transmitted to the intended recipient. Unless otherwise specified in a communication sent or delivered in accordance with the foregoing provisions of this section, notices, demands, instructions and other communications in writing shall be sent to the parties as indicated below:

    To Kerr:            D. Gordon Strickland
                        President and Chief Executive Officer
                        Kerr Group, Inc.
                        500 New Holland Avenue
                        Lancaster, PA 17602-2104
                        Telephone:     (717) 299-6511
                        Telefacsimile:(717) 394-6398; and

                        Groom and Nordberg, Chtd.
                        Thomas S. Gigot, Esq.
                        1701 Pennsylvania Avenue, N.W.
                        Suite 1200
                        Washington, D.C. 20006
                        Telephone:     (202) 861-6624
                        Telefacsimile:(202) 659-4503

    To PBGC:            Director, Corporate Finance and
                         Negotiations Department
                        Pension Benefit Guaranty Corporation
                        1200 K Street, N.W.
                        Washington, D.C. 20005-4026

                        Telephone:  (202) 326-4070
                        Telefacsimile: (202) 842-2643; and

                        General Counsel
                        Pension Benefit Guaranty Corporation
                        1200 K Street, N.W.
                        Washington, D.C. 20005-4026
                        Telephone:  (202) 326-4020
                        Telefacsimile: (202) 326-4112

    11.4 WEEKENDS AND HOLIDAYS. If the last date (whether measured by calendar days or business days) for performing any act or exercising any right provided for in the Agreement falls on a Saturday, Sunday, or federal holiday, unless otherwise expressly provided in this Agreement, the act may be performed or the right exercised on the next day that is not a Saturday, Sunday or federal holiday with the same force and effect as if done on the date provided in the Agreement.

    11.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    11.6 ENTIRE AGREEMENT. The confidentiality agreement dated February 13, 1997, between Kerr and PBGC, and the confidentiality agreement dated June 27, 1997, between Fremont and PBGC shall remain in full force and effect in accordance with their respective terms. Those agreements together with this Agreement and its Exhibits contain the complete and exclusive statement of the agreement and understanding by and among the parties hereto and supersede all prior agreements, understandings, commitments, representations, communications, and proposals, oral or written, between the parties relating to the subject matter of this Agreement. This Agreement may not be amended, modified, or supplemented except by an instrument in writing executed by the parties to this Agreement.

    11.7 NO ADMISSION OF LIABILITY. This Agreement is not and shall not be construed as or deemed to be an admission or concession by or on the part of any party of any liability or the applicability or inapplicability of any provision of ERISA in connection with any matter described in the Agreement, and each party expressly denies any liability whatsoever.

    11.8 REPRESENTATIONS AND WARRANTIES. PBGC and Kerr each represents and warrants to the other that it has full power and authority to enter into this Agreement and that this Agreement constitutes a legal, valid and binding obligation enforceable against the opposite party or parties in accordance with the Agreement's terms. Kerr also represents and warrants that the documents provided to PBGC on August 22, 1997, were true and correct copies of a late draft of the Loan and Security Agreement.

    11.9 NO RELIANCE. Except for the representations and warranties stated in section 11.8 of this Agreement, each party to the Agreement has made its own independent inquiry concerning the matters, facts and circumstances material to the settlement embodied in the Agreement, including without limitation, the legal, tax and accounting aspects of the transactions contemplated in the Agreement and any related transactions. No party to the Agreement has relied and no party will rely upon any other party to the Agreement, or any other party's legal counsel or financial or actuarial advisors, for any information or advice of any kind in connection with any of the transactions contemplated in the Agreement or with any related transactions; PROVIDED, HOWEVER, that PBGC has relied on Kerr's and Fremont's representations that the information and documentation they have provided to PBGC has been, to the best of their knowledge and belief, accurate and complete.

    11.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the amendment is in writing and signed by the parties hereto and by the Lender.
The failure of any party to the Agreement to enforce a provision of the Agreement shall not constitute a waiver of the party's right to enforce that provision of the Agreement.

    11.11 HEADINGS. The section headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

    11.12 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the District of Columbia and by ERISA, the Code and other laws of the United States to the extent they preempt District of Columbia law.

    11.13 BINDING EFFECT. This Agreement shall be binding upon Kerr and PBGC and their respective successors, if any.

    11.14 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. Nor shall any rule of construction that favors a non-draftsman or a government agency be applied.

    11.15 ASSIGNMENT. This Agreement may not be assigned in whole or in part by either party without the express written consent of the other party.

    11.16 NO CHANGE TO GOVERNING PLAN DOCUMENTS OR PLAN ADMINISTRATION. This Agreement is not a document or instrument governing the Plan, nor does anything in this Agreement amend, supplement or derogate from the documents and instruments governing such Plan. Further, nothing in this Agreement alters, amends or otherwise modifies the operation or administration of the Plan.

    11.17 RESERVATION OF RIGHTS. Nothing in this Agreement or the Intercreditor Agreement shall preclude PBGC from exercising its regulatory, enforcement, litigation or other authority as set forth in ERISA and the Code with respect to any person, other than as expressly provided otherwise in article VII of this Agreement. Nothing in this Agreement constitutes or reflects a waiver or modification by Kerr of any claim, right or defense that it has under law.

    11.18 FURTHER COOPERATION. Kerr hereby agrees to execute and deliver to PBGC such further documents and agreements as PBGC shall reasonably request in order to implement further the intent of the parties reflected herein. PBGC hereby agrees, at Kerr's expense, to execute and deliver to Kerr such further documents and agreements as PBGC shall reasonably request in order to implement further the intent of the parties reflected herein.

    11.19     SUBORDINATION AND STANDBY AGREEMENT.  This
Agreement and all rights and interests of PBGC and the Plan hereunder are subject to the Intercreditor Agreement, and to such other intercreditor agreements executed by PBGC pursuant to section 4.2.

                          AGREED AND ACCEPTED:



PENSION BENEFIT GUARANTY               KERR GROUP, INC.
CORPORATION


By: /s/ Andrea E. Schneider            By:  /s/ D. Gordon Strickland
   ------------------------               --------------------------

Its: Acting Deputy Director            Its: President and Chief
     and Chief Negotiator                   Executive Officer

Executed on August 24, 1997            Executed on August 24, 1997